Exhibit 99.2

June 29, 2017

Board of Directors

C. R. Bard, Inc.

730 Central Avenue

New Providence, NJ 07874

Re:

Amendment No. 1 to the Registration Statement on Form S-4 of Becton, Dickinson and Company (File No. 333-218179), to be filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated April 23, 2017 (“Opinion Letter”), as to the fairness from a financial point of view to the holders (other than Becton, Dickinson and Company (“BD”) and its affiliates) of the outstanding shares of common stock, par value $0.25 per share, of C. R. Bard, Inc. (the “Company”) of the consideration per share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of April 23, 2017, by and among BD, the Company, and Lambda Corp., a wholly owned subsidiary of BD.

Our Opinion Letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein. We understand that the Company has determined to include our Opinion Letter in the Registration Statement. In that regard, we hereby consent to the references to our Opinion Letter under the sections entitled “Summary”, “The Merger—Background of the Merger”, “The Merger—Recommendation of the Bard Board of Directors; Bard’s Reasons for the Merger” and “The Merger—Opinion of Bard’s Financial Advisor”, and to the inclusion of our Opinion Letter as Annex B to the Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any Registration Statement (including any subsequent amendments to the Registration Statement), or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
GOLDMAN SACHS & CO. LLC